Exhibit 16.1

December 13, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Re: Sinoenergy Corporation
File No. 0-30017

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Sinoenergy Corporation, Inc. dated December 13, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

s/ Rotenberg and Co., LLP